Exhibit 99.1

ShoreTel Reports Financial Results for Second Quarter Fiscal Year 2017

Operational Actions Drive Improved Sequential Financial Results and Cash Flow from Operations;

Technology Introductions Include Video Collaboration for Connect CLOUD, UK Expansion for Multi-Tenanted Connect CLOUD, Teamwork Application

SUNNYVALE, Calif., Jan. 26, 2017 /PRNewswire/ -- ShoreTel® (NASDAQ: SHOR), a leading provider of communication solutions that make interactions simple, today announced financial results for the second quarter of its fiscal year 2017, which ended December 31, 2016.

As the Company's strategic shift in revenue mix towards hosted revenue continued, second quarter of fiscal 2017 total revenue was $88.0 million, compared to $90.4 million in the second quarter of fiscal 2016 and $86.3 million in the prior quarter. GAAP net loss was $2.9 million, or $0.04 per share, in the second quarter of fiscal 2017, compared with a GAAP net income of $2.5 million, or $0.04 per diluted share, in the second quarter of fiscal 2016 and a GAAP net loss of $5.6 million, or $0.08 per share in the prior quarter. Non-GAAP net income, which excludes stock-based compensation charges, amortization of acquisition-related intangibles, other adjustments and related tax charges, for the second quarter of fiscal year 2017, was $2.0 million, or $0.03 per diluted share. This compares with a non-GAAP net income of $6.7 million, or $0.10 per diluted share, in the second quarter of fiscal 2016 and a non-GAAP net income in the prior quarter of $0.6 million, or $0.01 per diluted share.

"Our second quarter financial results reflect the execution of our strategic plan. Hosted revenues continue to represent the largest percentage of total revenues and product revenues were sequentially up," said Don Joos, president and CEO of ShoreTel. "The cost actions taken earlier this fiscal year drove sequentially improved financial results and cash flow from operations. We remain focused on product innovation as we introduced a number of technology advancements including video collaboration for Connect CLOUD, the expansion of multi-tenanted Connect CLOUD in the UK and our new Teamwork application, a team collaboration tool which leverages the ShoreTel Summit technology stack. At the same time, the board's Strategic Advisory Committee continues to be actively engaged in the evaluation of our alternatives."

Second Quarter Fiscal 2017 Financial Highlights

Hosted revenues of $36.7 million in the second quarter of fiscal 2017 were up 20 percent year-over-year and 3 percent sequentially. GAAP hosted gross margin for the second quarter of fiscal year 2017 was 51.8 percent, compared with 53.7 percent in the second quarter of fiscal year 2016. Non-GAAP hosted gross margin was 55.0 percent in the second quarter of fiscal 2017, compared with 57.3 percent in the second quarter of fiscal 2016. The total number of installed customer seats increased 26 percent over the second quarter of fiscal 2016 to approximately 259,000. Hosted revenue churn was 4.6 percent annualized in the second quarter of fiscal 2017.

Product revenues of $32.3 million in the second quarter of fiscal 2017 were down 21 percent year-over-year and up 1 percent sequentially. GAAP product gross margin for the second quarter of fiscal year 2017 was 66.5 percent, compared with 66.6 percent in the second quarter of fiscal year 2016. Non-GAAP product gross margin was 66.6 percent in the second quarter of fiscal 2017, compared with 66.7 percent in the second quarter of fiscal 2016.

Support and services revenues of $19.0 million in the second quarter of fiscal 2017 were up 1 percent year-over-year and were up 1 percent sequentially. GAAP support and service gross margin for the second quarter of fiscal year 2017 was 78.8 percent, compared with 74.9 percent in the second quarter of fiscal year 2016. Non-GAAP support and service gross margin was 79.3 percent in the second quarter of fiscal 2017, compared with 75.7 percent in the second quarter of fiscal 2016.

GAAP total gross margin for the second quarter of fiscal year 2017 was 63.0 percent compared with 64.0 percent in the second quarter of fiscal year 2016. Non-GAAP total gross margin for the second quarter of fiscal year 2017 was 64.5 percent compared with 65.4 percent in the second quarter of fiscal 2016.

Cash flow from operations for the second quarter of fiscal year 2017 was $3.2 million compared with $3.6 million in the second quarter of fiscal 2016. As of December 31, 2016, the Company had $103.6 million in cash, cash equivalents and short-term investments and no outstanding debt.

Selected Operational Metrics

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	12/31/16	09/30/16	06/30/16	03/31/16	12/30/15
Recurring Revenue as a Percent of Total Revenue	61%	61%	54%	58%	52%

Annual Recurring Revenue Run Rate (in millions)	$ 216	$ 211	$ 203	$ 198	$ 189

Cloud Average Monthly Recurring Revenue Per Customer	$ 1,998	$ 2,076	$ 2,135	$ 2,209	$ 2,244

Cloud Monthly Average Revenue Per User (ARPU)	$ 48	$ 50	$ 51	$ 52	$ 52

Cloud Average # of Seats per Customer	41	42	42	43	44

Cloud Revenue Churn Rate Annualized	4.6%	4.0%	5.8%	4.7%	6.4%

Total Company Headcount	1,144	1,145	1,194	1,188	1,086

Note: The above selected operating metrics for the quarters ended March, June, September and December 2016 incorporate the operating results of the two acquisitions that were completed during fiscal 2016.

Second Quarter of Fiscal 2017 Business Highlights

ShoreTel Partners with StarLeaf to Offer Video Collaboration for Cloud Users

In December, ShoreTel and StarLeaf announced they have worked together to integrate video collaboration for multiple users with ShoreTel Connect™ CLOUD. StarLeaf is a global service provider with a platform that delivers secure and reliable video conferencing services.

The ability to conduct business via video conference improves collaboration, increases communication accuracy and enhances customer interactions. To add to the rich UC feature set, a ShoreTel conference can now be audio or video with multiple users. ShoreTel Connect CLOUD users can schedule a meeting from within the Connect client that includes a link to join a video conference with multiple users. Users, including ShoreTel Connect ONSITE and external participants, are then able to join the video conference quickly and easily with one simple click from within the Connect client.

This solution provides HD video quality over a secure connection. Customers with Essential, Standard and Advanced Connect CLOUD service plans can use video collaboration with up to 24 participants at no additional charge. The solution does not require additional hardware.

ShoreTel PartnerStart Program Enables Partners to Install Cloud Services

ShoreTel is now offering PartnerStart, a program that allows partners to take ownership of the installation process for ShoreTel Connect CLOUD customers. PartnerStart empowers the partner as the single point of contact for customer installations, allowing the partner to remain the central point of contact for the customer. The program was developed with input from ShoreTel partners, who are always looking for ways to deliver a great experience for customers and differentiate their services.

"Enabling our partners to provide installation of ShoreTel Connect CLOUD services for their end users is a game changer," said Heather Tenuto, vice president of global go-to-market programs and strategy at ShoreTel. "Partners get the opportunity to differentiate from each other and provide customer-centric services, previously provided by ShoreTel. This increases customer satisfaction while reducing ShoreTel's installation cost structure. With PartnerStart, everyone wins."

Retail Lockbox Merchant Services Relies on ShoreTel Summit for Personalized Self-Service Features

Retail Lockbox® Merchant Services (RLMS), a leading provider of electronic payment processing solutions headquartered in Seattle, is using the ShoreTel Summit platform to accept payments over the phone and meet end customer demands for convenient payment options. After researching off-the-shelf solutions, RLMS was unable to find a system that fully suited their needs and elected to use the ShoreTel Summit platform to create PCI-compliant, highly customized IVRs for their unique merchant clients.

"Not everybody wants to pay online or mail in a check, so some of our merchant clients wanted us to provide the option for them to let their customers pay by phone," said Walt Townes, vice president and co-founder of RLMS. "We weren't specifically looking for a development platform, but rather, a solution that would support multiple customized IVRs, which is an area where ShoreTel Summit excels."

Summit's true Communications Platform as a Service (CPaaS) architecture allowed RLMS to create complex IVRs with ease. Using Summit's built-in datastore, the Company was able to customize call flows based on the IVR entry to deliver personalized experiences for each of their merchant clients and their end customers. This customization makes it possible to play unique greetings and transfer numbers based on the dial-in phone number. Customers can also call in to make payments or access account information, such as their balance, without having to speak with a customer service representative.

ShoreTel Makes Four ANZ Management Appointments to Facilitate Growth in the Region

In November, ShoreTel announced four internal management appointments in the Company's Australia and New Zealand operations. The new appointments form part of ShoreTel's strategic transformation focusing on scaling its cloud services, while continuing to support the Company's traditional onsite business.

"This reorganization establishes a great platform for continued growth in ANZ," said Frederic Gillant, Vice President of Asia Pacific at ShoreTel. "With an increased focus on cloud-based offerings, the key to future success will be on service experience and business outcomes – in delivering on both the expectations of our partners and our customers in the region."

Business Outlook

ShoreTel is providing the following outlook for its fiscal third quarter of 2017 ending March 31, 2017:

  Total revenue is expected to be in the range of $82 million to $87 million.
  GAAP total gross margin is expected to be in the range of 62 percent to 63 percent.  Non-GAAP gross margin, which excludes approximately one and a half percentage points in stock-based compensation charges, amortization of acquisition-related intangibles and other adjustments, is expected to be in the range of 63.5 percent to 64.5 percent.
  GAAP total operating expenses are expected to be in the range of $58.0 million to $59.0 million. Non-GAAP operating expenses, which excludes approximately $3.0 million in stock-based compensation expenses, amortization of acquisition-related intangibles, and other adjustments, are expected to be in the range of $55.0 million to $56.0 million.

Conference Call Information

The Company will host a corresponding conference call and live webcast at 2:00 p.m. Pacific Time on Thursday, January 26, 2017. To access the conference call, dial + 1-844-802-2443 for callers in the U.S. or + 1-412-317-5136 for international callers and ask to join the ShoreTel call. A live webcast will be available in the Investor Relations section of the Company's corporate website at http://ir.shoretel.com/ and an archived recording will be available beginning approximately two hours after the completion of the call. An audio telephonic replay of the conference call will also be available beginning approximately one hour after the completion of the call until February 9, 2017 by dialing + 1-877-344-7529 for callers in the U.S. or + 1-412-317-0088 for callers outside the U.S. and providing the conference identification number of 10100084.

Use of Non-GAAP Financial Measures

ShoreTel reports all required financial information in accordance with generally accepted accounting principles in the United States ("GAAP"), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Many investors have requested that ShoreTel disclose this non-GAAP information because it is useful in understanding the Company's performance as it excludes non-cash charges, other non-recurring adjustments and related tax changes, that many investors feel may obscure the Company's true operating performance. Likewise, management uses these non-GAAP measures to manage and assess the profitability of its business. Other than with respect to future non-GAAP gross margin and future non-GAAP operating expenses, ShoreTel has provided a reconciliation of non-GAAP financial measures following the text of this press release. ShoreTel is unable to provide a reconciliation to the future non-GAAP gross margin and future non-GAAP operating expenses, as the amount of stock-based compensation expense is subject to a number of assumptions based on future events, such as stock price, volatility and the amount of awards granted, as well as the amount of any litigation fees, which are not possible to predict. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Legal Notice Regarding Forward-Looking Statements

ShoreTel assumes no obligation to update the forward-looking statements included in this release. This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the federal securities laws, including, without limitation, statements by Don Joos, statements regarding future growth and market opportunities, and statements in the "Business Outlook" section regarding ShoreTel's anticipated future revenues, gross margins and operating expenses (on a GAAP and non-GAAP basis) and other financial information. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include the intense competition in our industry, our reliance on third parties to sell and support our products, our ability to continue to grow our cloud-based solutions, our ability to maintain our premises products, supply and manufacturing risks, the impact of service disruptions or security breaches, uncertainties related to global operations, our ability to control costs as we expand our business, unforeseen difficulties in integrating acquired employees, products and technologies, inability to retain acquired customers, difficulties in managing more dispersed business operations, our ability to attract, retain and ramp new personnel, potentially longer sales cycles, uncertainties inherent in the product development cycle, our ability to identify and execute on strategic opportunities, uncertainty as to market acceptance of new products and services, the potential for litigation in our industry, the impact of mergers and consolidations in our industry, the impact of the publicly-announced strategic review process, the uncertain impact of global economic conditions and foreign exchange rates, including impact on customers' purchasing decisions, and other risk factors set forth in ShoreTel's Form 10-K for the year ended June 30, 2016.

About ShoreTel

ShoreTel (NASDAQ: SHOR) provides businesses worldwide with communication solutions that make interactions simple. From business phone systems, unified communications and contact center solutions to a fully hosted voice and SMS development platform, ShoreTel delivers unmatched flexibility and ease for companies looking to increase productivity and drive innovation. ShoreTel offers solutions in the cloud, onsite or a hybrid of both, giving customers the freedom to choose the best fit for their business needs now and in the future. Headquartered in Sunnyvale, Calif., ShoreTel has offices and partners worldwide. For more information, visit shoretel.com.

ShoreTel, ShoreTel Connect and the ShoreTel logo are trademarks or registered trademarks of ShoreTel, Inc. in the United States and/or other countries. Retail Lockbox is a trademark or registered trademark of Retail Lockbox, Inc. in the United States and/or other countries. All other trademarks, trade names and service marks herein are the property of their respective owners.

Investor Contact:
Barry Hutton
Director, Investor Relations
408-962-2573
bhutton@shoretel.com

(Tables follow)

SHORETEL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	As of	As of
	December 31,	June 30,
	2016	2016

ASSETS
Current assets:
Cash and cash equivalents	$ 54,444	$ 61,726
Short-term investments	49,148	46,433
Accounts receivable - net	25,698	32,902
Inventories	15,765	12,488
Prepaid expenses and other current assets	11,308	13,420
Total current assets	156,363	166,969

Property and equipment - net	20,819	21,551
Goodwill	129,449	129,449
Intangible assets	14,635	18,788
Other assets	5,688	5,581
Total assets	$ 326,954	$ 342,338

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 14,835	$ 14,932
Accrued liabilities and other	13,767	20,397
Accrued employee compensation	14,185	18,925
Accrued taxes and surcharges	4,096	3,917
Deferred revenue	56,929	56,765
Total current liabilities	103,812	114,936

Long-term deferred revenue	20,505	20,940
Other long-term liabilities	3,373	3,733
Total liabilities	127,690	139,609

Stockholders' equity:

Common stock	384,170	379,088
Accumulated deficit	(184,906)	(176,359)
Total stockholders' equity	199,264	202,729

Total liabilities and stockholders' equity	$ 326,954	$ 342,338

SHORETEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2016	2016	2015	2016	2015

Revenue:
Product	$ 32,280	$31,849	$ 41,048	$ 64,129	$ 82,581
Hosted and related services	36,694	35,622	30,484	72,316	59,886
Support and services	19,060	18,803	18,899	37,863	37,989
Total revenue	88,034	86,274	90,431	174,308	180,456
Cost of revenue:
Product	10,803	10,189	13,692	20,992	27,173
Hosted and related services	17,689	17,103	14,119	34,792	27,946
Support and services	4,038	4,659	4,735	8,697	9,440
Total cost of revenue	32,530	31,951	32,546	64,481	64,559
Gross profit	55,504	54,323	57,885	109,827	115,897
Gross profit %	63.0%	63.0%	64.0%	63.0%	64.2%

Operating expenses:
Research and development	16,082	16,691	13,793	32,773	27,630
Sales and marketing	30,648	32,489	30,272	63,137	61,115
General and administrative	11,111	10,451	9,703	21,562	19,818
Acquisition related costs	-	-	534	-	534
Settlements and defense fees	40	(51)	-	(11)	-
Total operating expenses	57,881	59,580	54,302	117,461	109,097
Income (loss) from operations	(2,377)	(5,257)	3,583	(7,634)	6,800
Other income (expense), net	(304)	(250)	(675)	(554)	(1,375)
Income (loss) before provision for income tax	(2,681)	(5,507)	2,908	(8,188)	5,425
Provision for income tax	235	124	363	359	766
Net income (loss)	$ (2,916)	$(5,631)	$ 2,545	$ (8,547)	$ 4,659
Net income (loss) per share:
Basic	$ (0.04)	$ (0.08)	$ 0.04	$ (0.13)	$ 0.07
Diluted	$ (0.04)	$ (0.08)	$ 0.04	$ (0.13)	$ 0.07

Shares used in computing net income (loss) per share:
Basic	68,044	67,609	66,184	67,826	65,725
Diluted	68,044	67,609	68,074	67,826	67,471

SHORETEL, INC.
GAAP TO NON-GAAP RECONCILIATION
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended						Six Months Ended
	December 31,		September 30,		December 31,		December 31,		December 31,
	2016		2016		2015		2016		2015
GAAP Product gross profit	$ 21,477		$ 21,660		$ 27,356		$ 43,137		$ 55,408
Stock-based compensation charges	9	(a)	25	(a)	12	(a)	34	(a)	41	(a)
Amortization of acquisition-related intangibles	-	(b)	-	(b)	9	(b)	-	(b)	17	(b)
Severance costs	-	(d)	9	(d)	-	(d)	9	(d)	-	(d)
Non-GAAP Product gross profit	$ 21,486		$ 21,694		$ 27,377		$ 43,180		$ 55,466
Non-GAAP Product gross margin	66.6%		68.1%		66.7%		67.3%		67.2%

GAAP Hosted and related services gross profit	$ 19,005		$ 18,519		$ 16,365		$ 37,524		$ 31,940
Stock-based compensation charges	52	(a)	85	(a)	283	(a)	137	(a)	667	(a)
Amortization of acquisition-related intangibles	977	(b)	977	(b)	825	(b)	1,954	(b)	1,651	(b)
Lease termination fee	155	(g)	-	(g)	-	(g)	155	(g)	-	(g)
Non-GAAP Hosted and related services gross profit	$ 20,189		$ 19,581		$ 17,473		$ 39,770		$ 34,258
Non-GAAP Hosted and related services gross margin	55.0%		55.0%		57.3%		55.0%		57.2%

GAAP Support and services gross profit	$ 15,022		$ 14,144		$ 14,164		$ 29,166		$ 28,549
Stock-based compensation charges	88	(a)	126	(a)	135	(a)	214	(a)	347	(a)
Severance costs	-	(d)	113	(d)	-	(d)	113	(d)	-	(d)
Non-GAAP Support and services gross profit	$ 15,110		$ 14,383		$ 14,299		$ 29,493		$ 28,896
Non-GAAP Support and services gross margin	79.3%		76.5%		75.7%		77.9%		76.1%

GAAP total gross profit	$ 55,504		$ 54,323		$ 57,885		$ 109,827		$ 115,897
Stock-based compensation charges	149	(a)	236	(a)	430	(a)	385	(a)	1,055	(a)
Amortization of acquisition-related intangibles	977	(b)	977	(b)	834	(b)	1,954	(b)	1,668	(b)
Severance costs	-	(d)	122	(d)	-	(d)	122	(d)	-	(d)
Lease termination fee	155	(g)	-	(g)	-	(g)	155	(g)	-	(g)
Non-GAAP total gross profit	$ 56,785		$ 55,658		$ 59,149		$ 112,443		$ 118,620
Non-GAAP total gross margin	64.5%		64.5%		65.4%		64.5%		65.7%

GAAP income (loss) from operations	$ (2,377)		$ (5,257)		$ 3,583		$ (7,634)		$ 6,800
Stock-based compensation charges	2,286	(a)	3,207	(a)	2,160	(a)	5,493	(a)	4,932	(a)
Amortization of acquisition-related intangibles	1,879	(b)	1,879	(b)	1,683	(b)	3,758	(b)	3,339	(b)
Litigation, settlements and defense fees	40	(c)	(51)	(c)	-	(c)	(11)	(c)	-	(c)
Severance costs	-	(d)	1,158	(d)	-	(d)	1,158	(d)	-	(d)
Acquisition related costs	-	(e)	-	(e)	534	(e)	-	(e)	534	(e)
Strategic alternatives review costs	463	(f)	-	(f)	-	(f)	463	(f)	-	(f)
Lease termination fee	155	(g)	-	(g)	-	(g)	155	(g)	-	(g)
Non-GAAP income from operations	$ 2,446		$ 936		$ 7,960		$ 3,382		$ 15,605

GAAP net income (loss)	$ (2,916)		$ (5,631)		$ 2,545		$ (8,547)		$ 4,659
Stock-based compensation charges	2,286	(a)	3,207	(a)	2,160	(a)	5,493	(a)	4,932	(a)
Amortization of acquisition-related intangibles	1,879	(b)	1,879	(b)	1,683	(b)	3,758	(b)	3,339	(b)
Litigation, settlements and defense fees	40	(c)	(51)	(c)	-	(c)	(11)	(c)	-	(c)
Severance costs	-	(d)	1,158	(d)	-	(d)	1,158	(d)	-	(d)
Acquisition related costs	-	(e)	-	(e)	534	(e)	-	(e)	534	(e)
Strategic alternatives review costs	463	(f)	-	(f)	-	(f)	463	(f)	-	(f)
Lease termination fee	155	(g)	-	(g)	-	(g)	155	(g)	-	(g)
Deferred tax provision arising from tax impact of above items	86	(h)	6	(h)	(269)	(h)	92	(h)	(625)	(h)
Non-GAAP net income	$ 1,993		$ 568		$ 6,653		$ 2,561		$ 12,839

Non-GAAP net income per share:
Basic	$ 0.03		$ 0.01		$ 0.10		$ 0.04		$ 0.20
Diluted	$ 0.03		$ 0.01		$ 0.10		$ 0.04		$ 0.19

Shares used in computing net income per share:
Basic	68,044		67,609		66,184		67,826		65,725
Diluted	69,053		69,330		68,074		69,174		67,471

SHORETEL, INC.
GAAP TO NON-GAAP RECONCILIATION FOOTNOTES
(Amounts in thousands)
(Unaudited)

		Three Months Ended			Six Months Ended
		December 31,	September 30,	December 31,	December 31,	December 31,
		2016	2016	2015	2016	2015
(a)	Stock-based compensation included in:
	Cost of product revenue	$ 9	$ 25	$ 12	$ 34	$ 41
	Cost of hosted and related services revenue	52	85	283	137	667
	Cost of support and services revenue	88	126	135	214	347
	Research and development	512	676	433	1,188	920
	Sales and marketing	663	959	569	1,622	1,431
	General and administrative	962	1,336	728	2,298	1,526
		$ 2,286	$ 3,207	$ 2,160	$ 5,493	$ 4,932

(b)	Amortization of acquisition-related intangibles included in:
	Cost of product revenue	$ -	$ -	$ 9	$ -	$ 17
	Cost of hosted and related services	977	977	825	1,954	1,651
	Sales and marketing	894	895	849	1,789	1,671
	General and administrative	8	7	-	15	-
		$ 1,879	$ 1,879	$ 1,683	$ 3,758	$ 3,339

(c)	Litigation, settlements and defense fees included in:
	Settlements and defense fees	$ 40	$ (51)	$ -	$ (11)	$ -
		$ 40	$ (51)	$ -	$ (11)	$ -

(d)	Severance costs included in:
	Cost of product revenue	$ -	$ 9	$ -	$ 9	$ -
	Cost of support and services	-	113	-	113	-
	Research and development	-	63	-	63	-
	Sales and marketing	-	966	-	966	-
	General and administrative	-	7	-	7	-
		$ -	$ 1,158	$ -	$ 1,158	$ -

(e)	Direct acquisition costs included in:
	Acquisition-related costs	$ -	$ -	$ 534	$ -	$ 534
		$ -	$ -	$ 534	$ -	$ 534

(f)	Strategic alternatives review costs included in:
	General and administrative	$ 463	$ -	$ -	$ 463	$ -
		$ 463	$ -	$ -	$ 463	$ -

(g)	Lease termination fee included in:
	Cost of hosted and related services	$ 155	$ -	$ -	$ 155	$ -
		$ 155	$ -	$ -	$ 155	$ -

(h)	The deferred tax benefit (provision) arising from acquisition and tax impact of the items which are excluded in (a) to (g) above.

SHORETEL, INC.
RECONCILIATION OF GAAP TO NON-GAAP FOR FISCAL Q3 2017 PROJECTIONS
(Amounts in millions)
(Unaudited)

	Three Months Ending
	March 31, 2017

	Low	High
GAAP gross profit %	62.0%	63.0%
Adjustments for stock-based compensation	0.3%	0.3%
Adjustments for acquisition-related intangible amortization and other items	1.2%	1.2%
Non-GAAP gross profit %	63.5%	64.5%

Total GAAP operating expenses	$58.0	$59.0
Adjustments for stock-based compensation	$ 2.0	$ 2.0
Adjustments for acquisition-related intangible amortization and other items	$ 1.0	$ 1.0
Total non-GAAP operating expenses	$55.0	$56.0